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TRUST                       FUND NAME                               CUSIP     ISSUER/ SECURITY DESCRIPTION
Columbia Funds Series Trust Columbia California Tax Exempt Reserves 786134QM1 Sacramento Regional County Sanitation District VRDN
                                                                              12/1/40
Columbia Funds Series Trust Columbia Municipal Reserves             454624VB0 Indiana Bond Bank Revenue 3.00% 5/25/09
Columbia Funds Series Trust Columbia Tax Exempt Reserves            454624VB0 Indiana Bond Bank Revenue 3.00% 5/25/09

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                            NOTE/                                 FACE VALUE
                            BOND/                                 BOND / # OF      SHARE PRICE AMOUNT PAID
TRUST                       EQUITY PURCHASE DATE SELLING BROKER** SHARES PURCHASED / PAR       BY FUND     FYE
Columbia Funds Series Trust Note   6/11/2008     De La Rosa       5,000,000          100.0000    5,000,000 8/31
Columbia Funds Series Trust Note   6/20/2008     JPMorgan         50,000,000         101.0670   50,533,500 8/31
Columbia Funds Series Trust Note   6/20/2008     JPMorgan         50,000,000         101.0670   50,533,500 8/31
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